AMENDMENT AGREEMENT

      This AMENDMENT AGREEMENT, dated as of August 10, 2006 (this "Agreement"), between NATIONAL INVESTMENT MANAGERS INC., a Florida corporation (f/k/a Fast Eddie Racing Stables, Inc.)(the "Company"), and LAURUS MASTER FUND, LTD., a Cayman Islands company ("Laurus"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in (i) that certain Securities Purchase Agreement, dated as of March 9, 2005, by and between the Company and Laurus (together with the Related Agreements referred to therein, as amended, modified or supplemented from time to time, the "March 2005 Loan Documents"), (ii) that certain Securities Purchase Agreement, dated as of November 30, 2005, by and between the Company and Laurus (together with the Related Agreements referred to therein, as amended, modified or supplemented from time to time, the "November 2005 Loan Documents"), (iii) that certain Securities Purchase Agreement, dated as of May 30, 2006, by and between the Company and Laurus (together with the Related Agreements referred to therein, as amended, modified or supplemented from time to time, the "May 2006 Loan Documents"), or (iv) that certain Amended and Restated and Amended Agreement, dated as of November 30, 2005, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the "Amended Registration Rights Agreement") and, together with the March 2005 Loan Documents and the November 2005 Loan Documents, the "Loan Documents"), as applicable.

      WHEREAS, reference is made to the following Related Agreements: (i) that certain Secured Convertible Term Note, dated as of March 9, 2005 and issued by the Company to Laurus (as amended, modified and/or supplemented, the "Term Note"); (ii) that certain Common Stock Purchase Warrant, dated as of March 9, 2005 and issued by the Company to Laurus (as amended, modified and/or supplemented, the "2005 Warrant"); (iii) that certain Common Stock Option, dated as of March 9, 2005 and issued by the Company to Laurus (as amended, modified and/or supplemented, the "Option"); and (iv) (ii) that certain Common Stock Purchase Warrant, dated as of May 30, 2006 and issued by the Company to Laurus (as amended, modified and/or supplemented, the "2006 Warrant");

      WHEREAS, Laurus and the Company wish to enter into to certain amendments related to the Loan Documents;

      NOW,  THEREFORE,  in  consideration  of the above,  and for other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, each of the Company and Laurus agree as follows:

      1. The Company and Laurus hereby agree that Section 3.2 of the Term Note is hereby amended to read in it's entirety as follows:

      "3.2 Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between 4.99% of the issued and outstanding shares of Common Stock and the number of shares of Common Stock beneficially owned by such Holder or issuable upon exercise of Warrants held by such Holder. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder."

      2. The Company and Laurus hereby agree that Section 10 of the 2005 Warrant is hereby amended to read in it's entirety as follows:

      "10. Maximum Exercise. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this proviso is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder."

      3. The Company and Laurus hereby agree that Section 10 of the Option is hereby amended to read in it's entirety as follows:

      "10. Maximum Exercise. The Holder shall not be entitled to exercise this Option on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Option with respect to which the determination of this proviso is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder."

      4. The Company and Laurus hereby agree that Section 10 of the 2006 Warrant is hereby amended to read in it's entirety as follows:

      "10. Maximum Exercise. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrant or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and
(2) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 4.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the Holder and its Affiliates beneficially own more than 4.99% of the then outstanding shares of Common Stock). As used herein, the term "Affiliate" means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. For purposes of the proviso to the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso."


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

      5. The definition of "Effectiveness Date in the Amended Registration Rights Agreement, is hereby amended to read in its entirety as follows:

      "Effectiveness Date" means (i) with respect to the initial Registration Statement required to be filed hereunder, a date no later than September 15, 2006 and (ii) with respect to each additional Registration Statement required to be filed hereunder, a date no later than thirty (30) days following the applicable Filing Date.

      6. The amendments and waivers set forth herein shall be effective as of the date first above written (the "Effective Date") on the date when each of the Company and Laurus shall have executed and the Company shall have delivered to Laurus its respective counterpart to this Agreement.

      7. Except as specifically set forth in this Agreement, there are no other amendments, modifications or waivers to the Loan Documents, and all of the other forms, terms and provisions of the Loan Documents remain in full force and effect.

      8. The Company hereby represents and warrants to Laurus that (i) no Event of Default exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Company in connection with the Loan Documents are true, correct and complete and (iii) on the date hereof, all of the Company's covenant requirements have been met.

      9. From and after the Effective Date, all references in the Loan Documents shall be deemed to be references to the Loan Documents as modified hereby.

      10. The Company hereby agrees to file an 8-K, completed as appropriate, with the Securities and Exchange Commission disclosing the terms and conditions set forth in this Agreement as soon as practicable, but no later than the fourth
(4th) business day following the date hereof.


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

      11. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.


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

      IN WITNESS WHEREOF, each of the Company and Laurus has caused this Agreement signed in its name effective as of the first date set forth above.


                                                      NATIONAL INVESTMENT
                                                      MANAGERS INC.

                                                      By:/s/ Leonard Neuhaus
                                                         ---------------------
                                                         Name: Leonard Neuhaus
                                                         Title: CFO/COO


                                                      LAURUS MASTER FUND, LTD.

                                                      By:/s/Eugene Grin
                                                         ---------------------
                                                      Name: Eugene Grin
                                                      Title: Director


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